Exhibit 16.1

Sam Kan & Company
1151 Harbor Bay Pkwy., Suite 101
Alameda, CA 94502
Phone: 510.517.7874
Fax: 866.848.1224
http://www.skancpa.com

October 22, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

In re:	BookMerge Technologies, Inc.

FEI #:	36-4627722

Ladies and Gentlemen:

We have read the statements by Bookmerge Technologies, Inc. included under Item 4.01 of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between BookMerge Technologies, Inc. (Commission File No. 333-152837) and Sam Kan & Company has ceased.

Very truly yours,

/s/ Sam Kan

Sam Kan & Company